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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of AXIS Capital Holdings Limited on Form S-1 of our report dated February 19, 2004, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 19, 2004 relating to the financial statement schedules appearing elsewhere in the Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Information" and "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE

Hamilton, Bermuda
April 5, 2004

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INDEPENDENT AUDITORS' CONSENT